UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

525 Central Park Drive, Oklahoma City, Oklahoma	73105
(Address of principal executive offices)	(Zip Code)

(877) 413-1023

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on October 24, 2014, Access Midstream Partners, L.P. (the “Partnership”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Access Midstream Partners GP, L.L.C., the general partner of the Partnership (the “General Partner”), Williams Partners L.P. (“Williams Partners”), Williams Partners GP LLC, the general partner of Williams Partners (“Williams Partners GP”), and VHMS LLC (“Merger Sub”). Pursuant to the Merger Agreement, among other things, Merger Sub, a direct wholly owned subsidiary of the Partnership, will be merged with and into Williams Partners, with Williams Partners being the surviving limited partnership.

On December 10, 2014, the Partnership agreed with J. Mike Stice and David C. Shiels, the Chief Executive Officer and Chief Financial Officer, respectively, of the General Partner, that they will no longer serve as officers of the General Partner effective December 31, 2014. Mr. Stice and Mr. Shiels will continue to serve in their current roles until that date. Mr. Stice will remain in his current role as a member of the board of directors of the General Partner (the “Board”) after December 31, 2014.

On December 12, 2014, the Board appointed Alan S. Armstrong and Donald R. Chappel to serve as Chief Executive Officer and Chief Financial Officer, respectively, of the General Partner, with such appointments to be effective December 31, 2014.

Alan S. Armstrong

Mr. Armstrong has served as a member of the Board since 2012. He has served as Chief Executive Officer, President, and a director of The Williams Companies, Inc. (“Williams”) since January 2011. From February 2002 until January 2011, Mr. Armstrong was Senior Vice President-Midstream and acted as President of Williams’ midstream business. From 1999 to February 2002, Mr. Armstrong was Vice President, Gathering and Processing of Williams’ midstream business. From 1998 to 1999, he was Vice President, Commercial Development for Midstream at Williams. Mr. Armstrong serves as Chairman of the Board and Chief Executive Officer of Williams Partners GP, where he was Senior Vice President-Midstream from February 2010, and Chief Operating Officer and a director from February 2005. Mr. Armstrong has also served as a director of BOK Financial Corporation, a financial services company, since April 2013.

Donald R. Chappel

Mr. Chappel has served as a member of the Board since 2012. Mr. Chappel is currently Senior Vice President and Chief Financial Officer of Williams and has served in that position since April 2003. Mr. Chappel also serves as Chief Financial Officer and a director of Williams Partners GP, positions he has held since 2005. He was Chief Financial Officer from August 2007 and a director from January 2008 of Williams Pipeline GP LLC, the general partner of Williams Pipeline Partners L.P., until its merger with Williams Partners in August 2010. Mr. Chappel is a director of SUPERVALU, Inc. (a grocery and pharmacy company) and serves as a member of its audit committee and corporate governance and nominating committee.

Officers or employees of Williams who also serve as executive officers of the General Partner do not receive additional compensation for their service as executive officers of the General Partner. Accordingly, neither Mr. Armstrong nor Mr. Chappel will receive additional compensation for his services as an executive officer of the General Partner. Mr. Armstrong and Mr. Chappel will each have rights to indemnification by the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P., as amended.

Neither Mr. Armstrong nor Mr. Chappel has had any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through their respective employment with Williams and Williams Partners. For relationships between the Partnership, the General Partner, Williams and Williams Partners, please read Item 1.01 “Entry Into a Material Definitive Agreement” in our Current Report on Form 8-K dated October 24, 2014, and Item 13 “Certain Relationships and Related Transactions and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated into this Item 5.02 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: December 15, 2014